Exhibit 99.1

FINAL

Laureate Education Contacts:
Rosemarie Mecca	Chris Symanoskie
Chief Financial Officer	Director, Investor Relations
(410) 843-8070	(410) 843-6394

LAUREATE EDUCATION, INC. REPORTS RECORD REVENUE AND STRONG FOURTH QUARTER AND YEAR END 2006 RESULTS

Total Student Enrollment Increases 13% to 243,800 Students Worldwide

BALTIMORE (March 1, 2007) -- Laureate Education, Inc. (NASDAQ: LAUR), the world’s leading international provider of higher education, announced record revenue and strong financial results for the quarter ended and year ended December 31, 2006.

•	Full-year 2006 revenues increased 31% to $1,145.8 million, compared to total revenues of $875.8 million in the same period of 2005.

•
Income from continuing operations available to common shareholders for the full-year 2006 was $104.2 million or $1.96 per diluted share, compared to $1.66 per diluted share in the same period of 2005. Excluding the full-year impact of the change in accounting for minority share ownership purchase agreements (“minority put agreements”) of ($0.13) per share and the impact of SFAS123R stock option expense of ($0.10) per share, full-year 2006 EPS increased 32% over the same period in 2005. (For details see Reg G Reconciliation in the financial tables that follow).

•	Fourth quarter 2006 revenues increased 25% to $346.6 million, compared to $276.4 million in the fourth quarter of 2005.

•
Income from continuing operations available to common shareholders in the fourth quarter of 2006 was $54.1 million or $1.02 per diluted share, compared to $44.7 million or $0.85 per diluted share in the same period of 2005. Excluding the impact of the change in accounting for minority share ownership purchase agreements (“minority put agreements”) of ($0.13) per share and the impact of SFAS123R stock option expense of ($0.03) per share, EPS grew 39% in the fourth quarter of 2006 compared to the fourth quarter of 2005. (For details see Reg G Reconciliation in the financial tables that follow).

•	The Company’s campus-based institutions reported total student enrollment of 210,700 at December 31, 2006, an increase of 11% over 2005.

•	Laureate Online Education reported total student enrollment of 33,100 at December 31, 2006, an increase of 24% over 2005.

•
In 2006, Laureate Education acquired an additional 10% interest in its Mexican business and acquired the remaining 20% interest in its Chilean businesses. Additionally, the Company expanded capacity at several campus locations in Europe and Latin America and launched new academic programs, study abroad programs and programs for working adults.

•
On January 28, 2007, Laureate Education entered into a definitive merger agreement to be acquired by its Founder/CEO and an investor consortium for $60.50 per share in cash. In connection with the proposed agreement, Laureate will file a proxy statement with the Securities and Exchange Commission. During 2007, the Company anticipates that it will incur expenses associated with the transaction contemplated by the merger agreement.

•
The Company believes that it will have a loss ranging from $0.79 to $0.81 per share for the quarter ending March 31, 2007. This includes an EPS impact from the minority share ownership purchase agreements (“minority put agreements”) of ($0.60) per share and additional expense of ($0.15) per share related to the transaction contemplated by the merger agreement.

•
On a full-year basis, the Company believes its 2007 income from continuing operations available to common shareholders will range from $1.63 to $1.73 per diluted share. The Company’s revised earnings guidance includes an EPS impact for the minority share ownership purchase agreements (“minority put agreements”) of ($0.51) per share and additional transaction related expenses of ($0.31) per share, excluding compensation-related expenses payable upon the closing of the transaction.

Financial and Other Results

As previously announced in February 2006, all financial information for 2005 has been restated to reflect a preferential change in accounting for tuition revenue.

Total revenues for the fourth quarter of 2006 were $346.6 million, an increase of 25% compared to total revenues of $276.4 million in the fourth quarter of 2005. Total operating income for the fourth quarter of 2006 increased to $79.5 million, versus operating income of $69.1 million in the fourth quarter of 2005. Income from continuing operations available to common shareholders in the fourth quarter of 2006 was $54.1 million or $1.02 per diluted share including a ($0.03) EPS impact for SFAS123R stock option expense.

Included in the 2006 fourth quarter and full year results are impacts from the application of accounting for minority share ownership purchase agreements (“minority put agreements”). The Company concluded that the cumulative effect of the change is immaterial for restatement of prior years and as such, all adjustments have been recorded in 2006. Fiscal 2006 results were negatively impacted by a charge of ($0.13) per share ($0.03 per share relates to prior years) as a result of applying EITF 00-4, “Majority owner’s accounting for a transaction in the shares of a consolidated subsidiary and a derivative indexed to the minority interest in that subsidiary”, and ASR-268, Accounting Series Release 268 - “Mandatorily Redeemable Preferred Stocks”.

Under EITF 00-4, the Company treats minority share ownership purchase agreements (“minority put agreement”) as a financing arrangement and accounts for the acquired company on a combined basis as if it owned 100% of the venture. As a result, the Company’s balance sheet reflects a higher level of goodwill and an increased amount of debt. From an income statement perspective, applying EITF 00-4 resulted in a net $0.05 fourth quarter reduction in earnings. Specifically, interest expense increased as the agreement is now accounted for as debt, and the minority interest expense decreased as the acquired company is now accounted for as if it were a wholly owned venture.

Under ASR-268, the Company accounts for the minority partner’s put agreement similar to a mandatorily redeemable security. As such, to the extent the value of the minority partner’s put exceeds the minority interest, the Company has increased the minority interest for the obligation with a corresponding offset to equity. The Company’s earnings are not impacted for these charges to equity; however there is an impact to EPS. In 2006, EPS was reduced by $0.08 for the effect of this change. However, unlike EITF 00-4, the accounting under ASR-268 results in EPS timing differences. The negative EPS charges will ultimately be reversed once the minority partner exercises its put and the Company acquires the remaining ownership in the acquired company. (Please refer to the company’s Fiscal 2006 10-K for additional detail regarding the impact of this application of accounting).

Excluding the impact of the accounting for minority share ownership purchase agreements (“minority put agreements”) and the impact of stock option expense, EPS from continuing operations in the fourth quarter of 2006 would have been $1.18 or a 39% increase over fourth quarter 2005. (For details see Reg G Reconciliation in the financial tables that follow).

For the year ended December 31, 2006, total revenues were $1,145.8 million, an increase of 31% compared to total revenues of $875.8 million in the same period of 2005. Total operating income for the year 2006 increased to $148.4 million, versus operating income of $130.9 million in 2005. Income from continuing operations  available to common shareholders for the year ended December 31, 2006 was $104.2 million or $1.96 per diluted share, an increase of 18% over 2005. Excluding the impact of FAS123R stock option expense of ($0.10) per share and the full year impact of the accounting for minority share ownership agreements of ($0.13) per share, EPS would have been $2.19 or a 32% increase over 2005 results. (For details see Reg G Reconciliation in the financial tables that follow).

Total cash, including restricted cash, and marketable securities at December 31, 2006 were $130.6 million, while total company debt was $468.7 million.

Additional presentation material related to this press release, including the Reg G Reconciliation, are available under “Presentations and Webcasts” in the investor relations section of the Company's web site, www.laureate-inc.com.

Revenue Growth - Organic and Acquisition
For three months ended December 31st
	Revenue		%Growth
(In Thousands)	2006	2005	Amount in USD	Constant Currency
Mexico/Central America(1)	$97,034	$87,893	10%	12%
South America(2)	89,172	79,148	13%	13%
Europe(3)	68,774	55,832	23%	16%
Online	67,042	53,505	25%	25%
Subtotal	322,022	276,378	17%

Acquisitions(4)	24,604	-

Total	$346,626	$276,378	25%

(1) Mexico/Central America includes Mexico, Costa Rica, Honduras and Panama.
(2) South America includes Chile, Ecuador, Peru and Brazil (December 2005 & 2006).
(3) Europe includes Cyprus (December 2005 & 2006)
(4) Acquisitions include: Anhembi Morumbi (Oct & Nov 2006) and Cyprus College (Oct & Nov 2006).

Revenue Growth - Organic and Acquisition
For twelve months ended December 31st
			% Growth
	Revenue		Amount	Constant
(In Thousands)	2006	2005	in USD	Currency
Mexico/Central America(1)	$312,993	$263,443	19%	19%
South America(2)	287,091	243,140	18%	14%
Europe(3)	207,332	184,888	12%	12%
Online	234,608	184,353	27%	27%
Subtotal	1,042,024	875,824	19%

Acquisitions(4)	103,737	-

Total	$1,145,761	$875,824	31%

(1) Mexico/Central America includes Mexico, Costa Rica, Honduras (2H 2005 and 2H 2006), and Panama.
(2) South America includes Chile, Ecuador, Peru and Brazil (December 2005 & 2006).
(3) Europe includes Cyprus (December 2005 & 2006)
(4) Acquisitions include: UNITEC (Q1 and Q2 2006), Cyprus College (through November 2006), and Anhembi Morumbi (through November 2006).

Student Enrollment
As of December 31, 2006

New Student Enrollment (1)	2006	2005	% Change
Mexico/Central America	44,500	36,300	23%
South America	38,500	29,500	31%
Europe	8,300	6,800	22%
Total Campus Based	91,300	72,600	26%

Online	22,600	19,400	16%
Total New Student Enrollment	113,900	92,000	24%

Total Student Enrollment (2)	2006	2005
Mexico/Central America	94,900	82,600	15%
South America	95,000	87,000(3)	9%
Europe	20,800	19,600	6%
Total Campus Based	210,700	189,200	11%

Online	33,100	26,800	24%

Total Student Enrollment	243,800	216,000	13%

(1) New Student Enrollment is YTD, reported as of 12/31/2006 and 12/31/2005, respectively.
(2) Total Student Enrollment is census, reported as of 12/31/2006 and 12/31/2005, respectively.
(3) Student enrollment in 2005 is revised to reflect attrition and graduations at 3 campuses, which was corrected in Q3 2006.

Financial Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The Company is updating 2007 guidance to include the effects of minority share ownership purchase agreements (“minority put agreements”) and anticipated transaction related costs.

First Quarter 2007:

•	For its campus-based and online businesses, Laureate Education anticipates total revenue of $265 to $290 million for the first quarter 2007.

•
The Company anticipates campus-based revenue of $200 to $220 million for the first quarter 2007, with operating margins between 2% and 3%. The first quarter is the Company’s seasonally weakest quarter due to Southern Hemisphere schools which are out of session for the majority of the quarter. Latin America revenue is expected to be between $130 and $145 million with operating margins of (2%) to (4%). Europe revenue is expected to be between $70 and $75 million with operating margins of 22% to 23%. General and administrative expenses for the campus-based division are expected to be approximately $6 to $7 million.

•	The Company anticipates online revenue of $65 to $70 million for the first quarter 2007, with operating margins between 13% and 14%.

•	Corporate general and administrative expenses are expected to be approximately $10 to $12 million in the first quarter 2007.

•	Minority interest is expected to be 41% to 43% of campus-based operating profit in the first quarter.

•
The Company believes that it will have a loss ranging from $0.79 to $0.81 per share for the quarter ending March 31, 2007. This includes an EPS impact from minority share ownership purchase agreements (“minority put agreements”) of ($0.60) per share and additional expense of ($0.15) per share related to the transaction contemplated by the merger agreement.

•	Weighted average shares outstanding is expected to be approximately 51.7 million for the quarter ending March 31, 2007.

Full-Year 2007:

•
For its campus-based and online businesses, the Company anticipates total revenue of $1,275 to $1,375 million for the full-year 2007. Total enrollment growth of 11% to 13% for campus-based and 18% to 21% for online is expected.

•
The Company anticipates campus-based revenue of $1,000 to $1,070 million for the full-year 2007, with operating margins between 18% and 19%. Latin America revenue is expected to be between $760 and $805 million with operating margins of 22% to 24%. Europe revenue is expected to be between $240 and $265 million with operating margins of 13% to 14%. Full-year general and administrative expenses for the campus-based division are expected to be approximately $23 to $25 million.

•	The Company anticipates online revenue of $275 to $305 million for the full-year 2007, with operating margins between 19% and 20%.

•	Corporate general and administrative expenses are expected to be $46 to $50 million in the full-year 2007.

•	The Company anticipates its full-year 2007 tax rate to be between 10% and 13%.

•	Minority interest is expected to be 10% to 12% of campus-based operating profit in for the full year.

•
On a full year basis, the Company believes its 2007 income from continuing operations available to common shareholders will range from $1.63 to $1.73 per diluted share. Fully-diluted weighted average shares outstanding are expected to be approximately 54.2 million for the year ending December 31, 2007. The Company’s revised earnings guidance includes the EPS impact from minority share ownership purchase agreements (“minority put agreement”) of ($0.51) per share and additional transaction related expenses of ($0.31) per share, excluding compensation-related expenses payable upon the closing of the transaction.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. Management believes these non-GAAP items provide useful information to management and investors by excluding certain items that may not be indicative of the Company’s core operating and financial results. Non-GAAP financial measures exclude gain or loss from the sale of, and income or loss from, discontinued operations; certain other non-cash charges including expense related to stock options; and the impact from the charges related to minority share ownership purchase agreements (“minority put agreements”). Reconciliations of non-GAAP financial measures to corresponding GAAP amounts can be found in the tables below and in the investor relations section of the Company’s web site, www.laureate-inc.com.

Reg G Reconciliation - 2006 GAAP to Adjusted Results
(in thousands, except per share)
	Three Months Ended 12/31/06	EPS Impact
Income from continuing operations available to Common shareholders	$54,122	$1.02
Adjustment:
EITF 00-4 adoption	2,731	0.05
Effect of minority put agreements	4,214	0.08
Non-cash compensation charges, net of tax	1,782	0.03

Adjusted Results	$62,849	$1.18

Weighted Average Shares Outstanding - Diluted	53,284

Reconciliation - 2006 GAAP to Adjusted Results (in thousands, except per share)
	Twelve Months Ended 12/31/06	EPS Impact
Income from continuing operations available to Common shareholders	$104,197	$1.96
Adjustment:
EITF 00-4 adoption	2,432	0.05
Effect of minority put agreements	4,214	0.08
Non-cash compensation charges, net of tax	5,413	0.10

Adjusted Results	$116,256	$2.19

Weighted Average Shares Outstanding - Diluted	53,030

About Laureate Education, Inc.

Laureate Education, Inc. (NASDAQ: LAUR) is focused on providing a superior university experience to nearly 244,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare. For more information, please visit our website, www.laureate-inc.com.

Forward-Looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Laureate’s ability to control or predict. Laureate undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Certain additional factors could affect the outcome of the matters described in this press release, including particularly the transaction contemplated by the merger agreement. These factors include, but are not limited to:

• The Company’s operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

• The Company’s foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

• The proposed merger could disrupt current plans and operations, cause difficulties in employee retention and require the Company to expend significant costs, fees, expenses and charges.

• The Company may be unable to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Additional information regarding various risk factors and uncertainties is detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, www.laureate-inc.com, please click on “Investor Relations”, “SEC Filings”).

Important Additional Information Will Be Filed With the SEC

In connection with the proposed merger agreement by and among Laureate, Wengen Alberta, Limited Partnership and L Curve Sub Inc., which is attached as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2007, Laureate will file a proxy statement with the Securities and Exchange Commission.  Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information about the merger between Laureate and L Curve Sub Inc. and the parties thereto.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Laureate at the Securities and Exchange Commission’s Web site at http://www.sec.gov.  The proxy statement and such other documents may also be obtained for free from Laureate by directing such request to Laureate Education, Inc., Office of Investor Relations, 1001 Fleet Street, Baltimore, Maryland 21202, telephone (410) 843-6394.

Laureate and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of Laureate’s participants in the solicitation, which may be different than those of Laureate stockholders generally, is set forth in Laureate’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

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Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)
	Three Months Ended December 31,
	2006	2005	$ Variance	% Variance
Revenues		(restated)
Mexico & Central America (a)	$97,034	$87,893	$9,141	10%
South America (b)	107,787	79,148	28,639	36%
Campus Based - Latin America	204,821	167,041	37,780	23%

Mediterranean Region (c)	42,146	28,564	13,582	48%
Hospitality	17,135	13,854	3,281	24%
France	15,482	13,414	2,068	15%
Campus Based - Europe	74,763	55,832	18,931	34%

Campus Based Total	279,584	222,873	56,711	25%

Laureate Online Education	67,042	53,505	13,537	25%

Total revenues	346,626	276,378	70,248	25%

Core operating expenses	253,503	198,938	54,565	27%
General and administrative expenses	13,654	8,355	5,299	63%

Total operating expenses	267,157	207,293	59,864	29%

Operating income	79,469	69,085	10,384	15%

Non-operating items
Gain on sale of Chancery Software, Ltd.	-	-	-	N/A
Interest and other income	6,483	3,224	3,259	101%
Interest expense	(22,143)	(2,753)	(19,390)	LT -200%
Foreign exchange gain (loss)	4,283	(726)	5,009	N/A
Total non-operating items	(11,377)	(255)	(11,122)	LT -200%

Income from continuing operations before
minority interest, equity in net income (loss)
of affiliates, and income taxes	68,092	68,830	(738)	-1%
Minority interest in income of consolidated subsidiaries,
net of income tax	1,578	(11,274)	12,852	N/A
Equity in net (loss) income of affiliates, net of income tax	(181)	(165)	(16)	-10%
Income tax expense	(11,153)	(12,736)	1,583	12%
Income from continuing operations	58,336	44,655	13,681	31%

Gain (Loss) from discontinued operations, net of income tax (d)	(2,670)	(1,797)	(873)	-49%
Gain (Loss) on disposal of discontinued operations, net of income tax	372	599	(227)	-38%
Net income	$56,038	$43,457	$12,581	29%

Earnings available to common shareholders:

Income from continuing operations	$58,336	$44,655	$13,681	31%
Effect of minority put arrangements	(4,214)	-	(4,214)	100%
Income from continuing operations available to common shareholders	$54,122	$44,655	$9,467	21%

Net income	$56,038	$43,457	$12,581	29%
Effect of minority put arrangements	(4,214)	-	(4,214)	100%
Net income available to common shareholders	$51,824	$43,457	$8,367	19%

Weighted average shares (basic)	51,552	49,881
Weighted average shares (diluted)	53,284	52,267
EPS-Net income available to common shareholders (basic)	$1.01	$0.87
EPS-Net income available to common shareholders (diluted)	$0.97	$0.83
EPS- Income from continuing operations available to common shareholders (basic)	$1.05	$0.90
EPS- Income from continuing operations available to common shareholders (diluted)	$1.02	$0.85

Segment operating profit (loss):
Campus Based - Latin America	$63,661	$52,835	$10,826	20%
Campus Based - Europe	19,960	14,497	5,463	38%
Campus Based - Overhead	(9,019)	(4,427)	(4,592)	-104%
Campus Based - Total	$74,602	$62,905	$11,697	19%

Laureate Online	$18,521	$14,535	$3,986	27%

a) Mexico & Central America includes Mexico, Costa Rica, Panama and Honduras.
b) South America includes Chile, Brazil, Ecuador and Peru.
c) The Mediterranean Region includes Spain and Cyprus.
d) The 2006 and 2005 operating results present the WSI and IFG Laugues business units as discontinued operations.
GT = Greater Than, LT = Less Than

	Year Ended December 31,
	2006	2005	$ Variance	% Variance
Revenues		(restated)
Mexico & Central America (a)	$318,800	$263,443	$55,357	21%
South America (b)	368,555	243,140	125,415	52%
Campus Based - Latin America	687,355	506,583	180,772	36%

Mediterranean Region (c)	115,503	88,714	26,789	30%
Hospitality	62,211	53,403	8,808	16%
France	46,084	42,771	3,313	8%
Campus Based - Europe	223,798	184,888	38,910	21%

Campus Based Total	911,153	691,471	219,682	32%

Laureate Online Education	234,608	184,353	50,255	27%

Total revenues	1,145,761	875,824	269,937	31%

Core operating expenses	951,283	715,958	235,325	33%
General and administrative expenses	46,079	28,996	17,083	59%

Total operating expenses	997,362	744,954	252,408	34%

Operating income	148,399	130,870	17,529	13%

Non-operating items
Gain on sale of Chancery Software, Ltd.	9,322	-	9,322	N/A
Interest and other income	19,014	11,789	7,225	61%
Interest expense	(37,064)	(10,440)	(26,624)	LT -200%
Foreign exchange gain (loss)	4,823	(1,503)	6,326	N/A
Total non-operating items	(3,905)	(154)	(3,751)	LT -200%

Income from continuing operations before
minority interest, equity in net income (loss)
of affiliates, and income taxes	144,494	130,716	13,778	11%
Minority interest in income of consolidated subsidiaries,
net of income tax	(11,420)	(24,154)	12,734	53%
Equity in net (loss) income of affiliates, net of income tax	(555)	(535)	(20)	-4%
Income tax expense	(24,108)	(19,667)	(4,441)	-23%
Income from continuing operations	108,411	86,360	22,051	26%

Gain (Loss) from discontinued operations, net of income tax (d)	(4,456)	(1,411)	(3,045)	LT -200%
Gain (Loss) on disposal of discontinued operations, net of income tax	1,668	(9,152)	10,820	N/A
Net income	$105,623	$75,797	$29,826	39%

Earnings available to common shareholders:

Income from continuing operations	$108,411	$86,360	$22,051	26%
Effect of minority put arrangements	(4,214)	-	(4,214)	100%
Income from continuing operations available to common shareholders	$104,197	$86,360	$17,837	21%

Net income	$105,623	$75,797	$29,826	39%
Effect of minority put arrangements	(4,214)	-	(4,214)	100%
Net income available to common shareholders	$101,409	$75,797	$25,612	34%

Weighted average shares (basic)	51,225	49,625
Weighted average shares (diluted)	53,030	52,028
EPS-Net income available to common shareholders (basic)	$1.98	$1.53
EPS-Net income available to common shareholders (diluted)	$1.91	$1.46
EPS- Income from continuing operations available to common shareholders (basic)	$2.03	$1.74
EPS- Income from continuing operations available to common shareholders (diluted)	$1.96	$1.66

Segment operating profit (loss):
Campus Based - Latin America	$149,193	$123,526	$25,667	21%
Campus Based - Europe	27,571	24,570	3,001	12%
Campus Based - Overhead	(25,592)	(16,286)	(9,306)	-57%
Campus Based - Total	$151,172	$131,810	$19,362	15%

Laureate Online	$43,306	$28,056	$15,250	54%

a) Mexico & Central America includes Mexico, Costa Rica, Panama and Honduras.
b) South America includes Chile, Brazil, Ecuador and Peru.
c) The Mediterranean Region includes Spain and Cyprus.
d) The 2006 and 2005 operating results present the WSI and IFG Laugues business units as discontinued operations.